Exhibit 24.1

POWER OF ATTORNEY

The PNC Financial Services Group, Inc.

Each of the undersigned directors and/or officers of The PNC Financial Services Group, Inc. (“PNC”), a Pennsylvania corporation, hereby names, constitutes and appoints Robert Q. Reilly, Gregory H. Kozich, Christi Davis, and Edward S. Rosenthal, and each of them individually, with full power to act without the others and with full power of substitution and resubstitution, the undersigned’s true and lawful attorney-in-fact and agent to execute for the undersigned and in his or her name, place and stead, in any and all capacities, one or more Registration Statements on Form S-8 (or other appropriate form) to be filed for the registration of deferred compensation obligations pursuant to The PNC Financial Services Group, Inc. Deferred Compensation and Incentive Plan, and any successor plan or plans, and any and all amendments (including post-effective amendments) to such Registration Statement or Registration Statements, and to file the same, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulating body, hereby granting to said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as the undersigned might or could do in person;

And each of the undersigned hereby ratifies and confirms all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.

IN WITNESS WHEREOF, the following persons have duly signed this Power of Attorney as of this 26th day of August, 2014.

Name/Signature	Capacity

/s/ William S. Demchak William S. Demchak	Chairman, President, Chief Executive Officer (Principal Executive Officer) and Director

/s/ Robert Q. Reilly Robert Q. Reilly	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Gregory H. Kozich Gregory H. Kozich	Senior Vice President and Controller (Principal Accounting Officer)

/s/ Richard O. Berndt Richard O. Berndt	Director

/s/ Charles E. Bunch Charles E. Bunch	Director

/s/ Paul W. Chellgren Paul W. Chellgren	Director

/s/ Andrew T. Feldstein Andrew T. Feldstein	Director

/s/ Kay Cole James Kay Coles James	Director

/s/ Richard B. Kelson Richard B. Kelson	Director

/s/ Anthony A. Massaro Anthony A. Massaro	Director

/s/ Jane G. Pepper Jane G. Pepper	Director

/s/ Donald J. Shepard Donald J. Shepard	Director

/s/ Lorene K. Steffes Lorene K. Steffes	Director

/s/ Dennis F. Strigl Dennis F. Strigl	Director

/s/ Thomas J. Usher Thomas J. Usher	Director

/s/ George H. Walls, Jr. George H. Walls, Jr.	Director

/s/ Helge H. Wehmeier Helge H. Wehmeier	Director